Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results and Adjusts Upwards 2015 Guidance Ranges

•	Despite more severe weather conditions in the east coast this quarter as compared with last year’s first quarter, revenue increased 7.3%, from $168.9 million in 2014 to $181.3 in 2015
•	After adjusting for approximately $5.2 million of weather-related impacts and certain investments to accommodate increased volumes, Adjusted EBITDA(1) was $25.4 million, a decrease of 8.0% from $27.7 million in the first quarter of 2014
•	Same-center procedural volumes increased 5.5%
•	Net Loss for the quarter was $(0.11) as compared with $(0.03) in the first quarter of 2014 (after Adjusting for the Loss on Early Extinguishment of Senior Notes in the first quarter of 2014)
•	Updated 2015 guidance levels, increasing Revenue, Adjusted EBITDA(1) and Free Cash Flow, primarily resulting from the recently completed acquisition of New York Radiology Partners in Manhattan

LOS ANGELES, California, May 11, 2015 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 267 (inclusive of the eight New York Radiology Partners facilities recently acquired) owned and/or operated outpatient imaging centers, today reported financial results for its first quarter of 2015.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Similar to last year’s first quarter, we faced severe winter weather conditions in our northeastern and mid-Atlantic operations. Specifically, we estimate that our EBITDA was impacted by $2.8 million more than last year’s quarter. We were also significantly impacted by investments we made in the first quarter to ready the Company to service increasing volumes in southern California. These included increased staffing levels in our front office, scheduling and pre-authorization departments, the installation of a new time and attendance system, the acceleration of the eRAD IT implementation, the completion of our migration to voice recognition transcription and the construction of several new locations. Although these activities greatly increased our expenses during the quarter, we believe they were necessary to prepare us for future growth. I expect to see our expenses normalize relative to our revenue during the remainder of the year.”

“We experienced extraordinary procedural growth in our southern California operations, totaling 17.4% relative to last year’s first quarter. Much of this growth resulted from capitation contracts we signed in the last 4 months, which included the responsibility to service a large population of managed Medicaid patients. Although these contracts will be extremely valuable to us in the future, we experienced unusually high utilization of services during the quarter. We believe this is because many of these patients are new to the healthcare delivery system, which resulted in pent-up demand for imaging. We expect utilization to decrease in the coming months, which will lower our operating expenses in the future. Furthermore, we expect to receive rate increases from some of our contracted medical groups to compensate us for the higher than anticipated utilization we experienced,” added Dr. Berger.

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Financial Results

For the first quarter of 2015, RadNet reported Revenue of $181.3 million, Adjusted EBITDA(1) of $20.2 million and Net Loss of $4.6 million, respectively. Revenue increased $12.4 million (or 7.3%), Adjusted EBITDA(1) decreased $7.5 million (or 27.0%) and Net Loss (excluding the tax adjusted loss from the extinguishment of debt in 2014) increased $3.5 million, respectively, over the first quarter of 2014. Per share Net Loss for the first quarter was $(0.11), compared to a loss in the first quarter of 2014 of $(0.03) (excluding the tax adjusted loss from the extinguishment of debt in 2014), based upon a weighted average number of basic and diluted shares outstanding of 42.7 million and 40.0 million for these periods in 2015 and 2014, respectively. Interest expense decreased $1.8 million relative to the first quarter of 2014, and stock-based compensation expense increased $2.5 million during the first quarter of 2015.

Affecting Net Loss in the first quarter of 2015 were certain non-cash expenses and non-recurring items including: $3.6 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $36,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $38,000 gain on the sale of certain capital equipment; and $1.3 million of combined non-cash amortization and write-off of Deferred Financing Expense and discount on issuance and refinance of debt related to financing fees paid as part of our existing credit facilities.

For the first quarter of 2015, as compared to the prior year’s first quarter, MRI volume increased 8.4%, CT volume increased 19.8% and PET/CT volume increased 3.3%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 8.6% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2015 and 2014, MRI volume increased 6.1%, CT volume increased 16.9% and PET/CT volume increased 3.0%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.5% over the prior year’s same quarter.

2015 Guidance Update

RadNet updates the previously announced 2015 fiscal year guidance ranges as follows:

	Original 2015 Guidance	New 2015 Guidance	Change
Revenue (a)	$745 million - $765 million	$785 million - $805 million	+$40 million
Adjusted EBITDA(1)	$123 million - $133 million	$125 million - $135 million	+$2 million
Capital Expenditures (b)	$40 million - $45 million	$40 million - $45 million	Unchanged
Cash Interest Expense	$34 million - $38 million	$36 million - $40 million	+$2 million
Free Cash Flow Generation (c)	$40 million - $50 million	$42 million - $52 million	+$2 million

(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger highlighted, “We have updated our guidance to incorporate both the expected financial contribution of the New York Radiology Partners acquisition and the first quarter results, which were significantly affected by winter weather conditions and certain investments we made for future growth. The result is that we have increased our Revenue, Adjusted EBITDA and Free Cash Flow guidance levels for the year.”

Dr. Berger added, “The revised expectations also reflect my confidence that we can meet our original projections for our base business during the remainder of 2015. I’m happy to report that our April top-line results appear to be strong. In particular, we noted the continuation of robust procedural volumes in our west coast operations and about 5% same-center procedure growth in our east coast operations relative to March.”

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Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2015 results on Monday, May 11th, 2015 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, May 11, 2015

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-708-5692

International Dial-In Number: 913-312-1473

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=1145225 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 6621088.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 267 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2015 financial guidance, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$154	$307
Accounts receivable, net	153,258	148,235
Current portion of deferred tax assets	17,246	17,246
Due from affiliates	1,778	1,561
Prepaid expenses and other current assets	21,884	24,671
Total current assets	194,320	192,020
PROPERTY AND EQUIPMENT, NET	222,171	223,127
OTHER ASSETS
Goodwill	200,304	200,304
Other intangible assets	46,856	47,624
Deferred financing costs, net of current portion	5,560	6,122
Investment in joint ventures	30,184	32,123
Deferred tax assets, net of current portion	38,912	35,334
Deposits and other	4,098	4,026
Total assets	$742,405	$740,680
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$102,275	$97,816
Due to affiliates	1,304	6,289
Deferred revenue	1,762	1,964
Current portion of notes payable	19,437	19,468
Current portion of deferred rent	2,192	2,100
Current portion of obligations under capital leases	5,691	5,637
Total current liabilities	132,661	133,274
LONG-TERM LIABILITIES
Deferred rent, net of current portion	21,798	20,965
Line of credit	24,700	15,300
Notes payable, net of current portion	545,988	551,059
Obligations under capital lease, net of current portion	4,697	6,143
Other non-current liabilities	6,022	6,241
Total liabilities	735,866	732,982
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 43,810,279, and 42,825,676 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	4	4
Paid-in-capital	181,572	177,750
Accumulated other comprehensive loss	(149)	(112)
Accumulated deficit	(176,834)	(172,280)
Total RadNet, Inc.'s stockholders' equity	4,593	5,362
Noncontrolling interests	1,946	2,336
Total equity	6,539	7,698
Total liabilities and equity	$742,405	$740,680

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$165,030	$158,763
Provision for bad debts	(7,475)	(6,893)
Net service fee revenue	157,555	151,870
Revenue under capitation arrangements	23,712	17,006
Total net revenue	181,267	168,876
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	168,921	145,030
Depreciation and amortization	14,294	15,571
(Gain) loss on sale and disposal of equipment	(38)	246
Severance costs	36	481
Total operating expenses	183,213	161,328
(LOSS) INCOME FROM OPERATIONS	(1,946)	7,548

OTHER INCOME AND EXPENSES
Interest expense	9,996	11,772
Meaningful use incentive	(3,270)	(1,762)
Equity in earnings of joint ventures	(1,102)	(1,067)
Loss on early extinguishment of Senior Notes	–	15,456
Other expenses (income)	(3)	2
Total other expenses	5,621	24,401
LOSS BEFORE INCOME TAXES	(7,567)	(16,853)
Benefit from income taxes	3,091	4,478
NET LOSS	(4,476)	(12,375)
Net income attributable to noncontrolling interests	78	49
NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(4,554)	$(12,424)

BASIC AND DILUTED LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.11)	$(0.31)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	42,747,329	40,010,080

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(4,476)	$(12,375)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,294	15,571
Provision for bad debts	7,475	6,893
Equity in earnings of joint ventures	(1,102)	(1,067)
Distributions from joint ventures	3,041	1,866
Deferred rent amortization	925	343
Amortization and write off of deferred financing costs and loan discount	1,288	1,833
(Gain) loss on sale and disposal of equipment	(38)	246
Loss on early extinguishment of Senior Notes	–	15,456
Stock-based compensation	3,554	1,025
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(12,498)	(13,923)
Other current assets	2,787	(4,503)
Other assets	(289)	(575)
Deferred taxes	(3,578)	(4,536)
Deferred revenue	(202)	(39)
Accounts payable , accrued expenses and other	6,288	(11,075)
Net cash provided by (used in) operating activities	17,469	(4,860)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	–	(360)
Purchase of property and equipment	(19,826)	(17,047)
Proceeds from sale of equipment	205	4
Equity contributions in existing and purchase of interest in joint ventures	–	(789)
Net cash used in investing activities	(19,621)	(18,192)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(2,030)	(1,929)
Proceeds from borrowings	–	210,000
Payments on Term Loan Debt/Senior Notes	(5,190)	(204,468)
Deferred financing costs	–	(6,650)
Net proceeds on revolving credit facility	9,400	18,100
Dividends paid to noncontrolling interests	(468)	(133)
Proceeds from issuance of common stock upon exercise of options/warrants	324	29
Net cash provided by financing activities	2,036	14,949
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(37)	(18)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(153)	(8,121)
CASH AND CASH EQUIVALENTS, beginning of period	307	8,412
CASH AND CASH EQUIVALENTS, end of period	$154	$291

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$8,624	$14,508

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	March 31,
	2015	2014
Net Loss Attributable to RadNet, Inc. Common Shareholders	$(4,554)	$(12,424)
Plus (Benefit From) Income Taxes	(3,091)	(4,478)
Plus Other Expenses (Income)	(3)	2
Plus Loss on Early Extinguishment of Senior Notes	–	15,456
Plus Interest Expense	9,996	11,772
Plus Severance Costs	36	481
Plus Loss (Gain) on Sale of Equipment	(38)	246
Plus Depreciation and Amortization	14,294	15,571
Plus Non Cash Employee Stock Compensation	3,554	1,025
Adjusted EBITDA(1)	$20,194	$27,651

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PAYOR CLASS BREAKDOWN**

First Quarter
2015
Commercial Insurance	52.9%
Medicare	19.6%
Capitation	12.6%
Workers Compensation/Personal Injury	2.9%
Medicaid	3.9%
Other	8.1%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global paymnents received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year	Full Year	Full Year
	2015	2014	2013	2012	2011
MRI	36.1%	36.1%	36.3%	35.5%	35.1%
CT	15.6%	15.3%	15.5%	16.0%	16.1%
PET/CT	5.5%	5.7%	5.6%	5.9%	6.0%
X-ray	10.5%	10.2%	10.5%	10.3%	10.1%
Ultrasound	11.0%	11.1%	11.0%	10.9%	10.9%
Mammography	16.3%	16.5%	15.7%	16.0%	15.9%
Nuclear Medicine	1.4%	1.4%	1.5%	1.5%	1.6%
Other	3.5%	3.7%	3.9%	4.0%	4.2%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, Meaningful Use, eRAD, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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